Exhibit 10.3

INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (the “Supplement”), dated as of February 15, 2017, among the Person listed on the signature pages hereof (the “Grantor”), and JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

A.    Capitalized terms used herein and not otherwise defined herein (including terms used in the preamble and the recitals) shall have the meanings assigned to such terms in the Security Agreement, dated as of May 14, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Security Agreement”), by and among MILACRON HOLDINGS CORP., a Delaware corporation, MILACRON LLC, a Delaware limited liability company (the “Borrower”), each of the subsidiaries listed on Annex A thereto and the Collateral Agent.

B.    The rules of construction and other interpretive provisions specified in the Term Loan Agreement shall apply to this Supplement, including terms defined in the preamble and recitals hereto.

C.     Pursuant to Section 4.1(b) of the Security Agreement, the Grantor has agreed to execute or otherwise authenticate this Supplement for recording the Security Interest granted under the Security Agreement to the Collateral Agent in the Grantor’s Registered Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office and any other Governmental Authorities located in the United States necessary to perfect the Security Interest hereunder in such Registered Intellectual Property.

Accordingly, the Collateral Agent and the Grantor agree as follows:

SECTION 1.    Grant of Security. The Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in all of the Grantor’s right, title and interest in and to the United States Patent registrations and applications set forth in Schedule A hereto, excluding any Excluded Assets (collectively, the “Collateral”).

SECTION 2.    Security for the Secured Obligations. The grant of a security interest in the Collateral by the Grantor under this Supplement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed to the Collateral Agent or the Secured Parties but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Grantor.

SECTION 3.    Recordation. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents, the Commissioner for Trademarks and any other applicable governmental officer located in the United States record this Supplement. Separate agreements should be entered in respect of patents, trademarks, and copyrights.

SECTION 4.    Grants. Rights and Remedies. This Supplement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Supplement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 5.    Counterparts. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (i.e. a “pdf’ or “tif’)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 6.    GOVERNING LAW. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND APPLICABLE FEDERAL LAWS GOVERNING THE COLLATERAL.

SECTION 7.    Severability. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.    Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 11.3 of the Term Loan Agreement. All communications and notices hereunder to the Grantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 11.3 of the Term Loan Agreement.

SECTION 9.    Expenses. The Grantor agrees to reimburse the Collateral Agent for its reasonable, documented and invoiced out-of-pocket expenses in connection with this Supplement in accordance with Section 11.2 of the Term Loan Agreement.

SECTION 10.    Release of Security Interest. In connection with the termination or release of Security Interests evidenced by the Security Agreement, the Collateral Agent shall execute and deliver to the Grantor, at the Grantor’s expense, all documents that the Grantor shall reasonably request to evidence such termination or release.

SECTION 11.    Intercreditor Agreement Governs. Notwithstanding anything herein to the contrary, this Supplement, the Liens and security interests granted to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Supplement and the exercise of any right or remedy by the Collateral Agent and the other Secured Parties hereunder, in each case, with respect to the Revolving Priority Collateral and Revolving Liens are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Supplement with respect to the Revolving Priority Collateral and the Revolving Liens, the provisions of the Intercreditor Agreement shall prevail.

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IN WITNESS WHEREOF, the Grantor and the Collateral Agent have duly executed this Supplement as of the day and year first above written.

MILACRON MARKETING COMPANY LLC

By:	/s/ Bruce A. Chalmers
Name:	Bruce A. Chalmers
Title:	Chief Financial Officer & Treasurer

[Milacron - Signature Page to IPSAS]

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:	/s/ Richard Barritt
Name:	Richard Barritt
Title:	Vice President

[Milacron - Signature Page to IPSAS]

SCHEDULE A TO

THE INTELLECTUAL PROPERTY

SECURITY AGREEMENT

UNITED STATES PATENTS

	Assignee	Patent Title	Serial No.	Filing Date	Patent No.	Issue Date	Note
1.	Milacron Marketing Company	Non-Symmetric Multiple Layer Injection Molded Products and Methods	15351089	11/14/2016			Cannot confirm - pending

2.	Milacron Marketing Company	Hot runner co-injection nozzle	62318155	04/04/2016			Cannot confirm - provisional

Schedule A